EXHIBIT 4.2
BROWN-FORMAN CORPORATION
Officers’ Certificate Delivered Pursuant to
Sections 1.02, 2.02 and 3.01 of the Indenture Dated as of April 2, 2007
     The undersigned, the President and Chief Executive Officer and Vice Chairman and Chief Financial Officer of Brown-Forman Corporation (the “Company”), hereby certify that:
     1. This Certificate is delivered to U.S. Bank National Association (the “Trustee”), as trustee, pursuant to Sections 1.02, 2.02 and 3.01 of the Indenture, dated as of April 2, 2007 (the “Indenture”), between the Company and the Trustee in connection with the Company Order dated April 2, 2007 for the authentication and delivery by the Trustee of $150,000,000 aggregate principal amount of Floating Rate Notes due 2010 (the “2010 Notes”) and $250,000,000 aggregate principal amount of 5.20% Notes due 2012 (the “2012 Notes” and, together with the 2010 Notes, the “Notes”).
     2. The undersigned have read all covenants and conditions of the Indenture relating to the creation of each series of Notes.
     3. The statements made herein are based either upon the personal knowledge of the persons making this Certificate or on information, data and reports furnished to such persons by the officers, counsel, department heads or employees of the Company who have knowledge of the facts involved.
     4. In the opinion of the undersigned, they have made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not all conditions provided for in the Indenture with respect to the Company Order have been complied with.
     5. In the opinion of the undersigned, all conditions precedent provided in the Indenture to the authentication by the Trustee of the Notes have been complied with, and such Notes may be delivered in accordance with the Company Order as provided in the Indenture.
     6. The terms of the Notes of each series (including the Forms of Note) shall be as set forth in Exhibit A, as established pursuant to resolutions duly adopted by the Pricing Committee of the Board of Directors of the Company on March 28, 2007 (a copy of such resolutions being attached hereto as Exhibit B).
          IN WITNESS WHEREOF, the undersigned have hereunto executed this Certificate as of April 2, 2007.

/s/ Paul C. Varga
Name:	Paul C. Varga
Title:	President and Chief Executive Officer

/s/ Phoebe A. Wood
Name:	Phoebe A. Wood
Title:	Vice Chairman and Chief Financial Officer

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(Terms of Notes)

BROWN-FORMAN CORPORATION
Floating Rate Notes due 2010
5.20% Notes due 2012
     Two series of Securities are hereby established pursuant to Section 3.01 of the Indenture dated as of April 2, 2007 (the “Indenture”) between Brown-Forman Corporation (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee”), as follows (each capitalized term used but not defined herein shall have the meaning assigned to such term in the Indenture):
     1. The title of the Floating Rate Notes due 2010 shall be “Floating Rate Notes due 2010” (the “2010 Notes”) and the title of the 5.20% Notes due 2012 shall be “5.20% Notes due 2012” (the “2012 Notes” and, together with the 2010 Notes, the “Notes”).
     2. The limit upon the aggregate principal amount of the 2010 Notes and the 2012 Notes that may be authenticated and delivered under the Indenture (except for Notes of such series authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such Series) is $150,000,000 and $250,000,000, respectively; provided, however, that the authorized aggregate principal amount of each Series of the Notes may be increased before or after the issuance of any Notes of such series by a Board Resolution (or action pursuant to a Board Resolution) to such effect.
     3. The issue date for each series of Notes shall be April 2, 2007.
     4. The Scheduled Maturity Date of the 2010 Notes and the 2012 Notes shall be April 1, 2010 and April 1, 2012, respectively.
     5. Principal and interest on each series of Notes shall be payable at the office of the Trustee in Louisville, Kentucky.
     6. The 2010 Notes will be issued at 100% of their face amount and the 2012 Notes will be issued at 99.957% of their face amount.
     7. The 2010 Notes will bear interest at LIBOR plus 0.10% per annum, as set forth in the 2010 Notes, and the 2012 Notes will bear interest at 5.20% per annum.

     8. The date from which interest shall accrue for the Notes of each series shall be April 2, 2007. The Interest Payment Dates on which such interest shall be payable shall be April 1, July 1, October 1 and January 1 of each year, commencing July 1, 2007 for the 2010 Notes, and April 1 and October 1 of each year, commencing October 1, 2007 for the 2012 Notes. The record dates for the interest payable on the Notes on any Interest Payment Date shall be the March 16, June 15, September 15 or December 16, as the case may be, next preceding such Interest Payment Date for the 2010 Notes, and shall be the March 16 or September 15, as the case may be, next preceding such Interest Payment Date for the 2012 Notes.
     9. Not applicable.
     10. The 2010 Notes may not be repaid or redeemed by the Company prior to their Scheduled Maturity. The 2012 Notes are subject to redemption at the option of the Company, as set forth in the 2012 Notes.
     11. The Company shall have no obligation to redeem, purchase or repay Notes of any Series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof.
     12. The Notes shall be in global form under the Indenture and shall be exchangeable for individual Securities only as set forth in Section 3.05 of the Indenture. The Depository Trust Company is hereby designated as the Depositary for the Securities in global form under the Indenture.
     13. Not applicable.
     14. Notes may be issued in denominations of $2,000 and integral multiples of $1,000 above that amount.
     15. Not applicable.
     16. Interest on the 2010 Notes shall be calculated on the basis of LIBOR convention as stated therein. Interest on the 2012 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
     17. Not applicable.

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     18. Not applicable.
     19. Not applicable.
     20. Not applicable.
     21. Not applicable.
     22. Not applicable.
     23. Not applicable.
     24. Not applicable.
     25. Not applicable.
     26. Not applicable.
     27. Not applicable.
     28. All provisions set forth in Sections 4.02 and 4.03 of the Indenture shall apply to the Notes.
     29. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Annex A hereto (the “Forms of Note”), and the Notes shall have the additional terms set forth in the Forms of Note.

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ANNEX A
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R-1	CUSIP No. 115637AG5
BROWN-FORMAN CORPORATION
FLOATING RATE NOTE DUE 2010
     BROWN-FORMAN CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $150,000,000 (ONE HUNDRED FIFTY MILLION DOLLARS) on April 1, 2010, and to pay interest on said principal sum quarterly on January 1, April 1, July 1 and October 1 of each year, commencing, July 1, 2007, at the floating rate of interest of LIBOR plus 0.10% per annum, calculated as described on the reverse hereof, from April 2, 2007, or from the most recent date in respect of which interest has been paid or duly provided for, until payment of the principal sum has been made or duly provided for. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such Interest Payment Date, which shall be the fifteenth day (whether or not a New York Business Day) next preceding such Interest Payment Date. Any such interest that is payable but is not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not earlier than 10 days prior to such Special Record

Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon such notice as may be required by such exchange, if such manner of payment shall be deemed practical by the Trustee, all as more fully provided in the Indenture.
     Payment of the principal of and interest on this Note will be made at the Place of Payment in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts; provided, however, that payments of interest may be made at the option of the Company by checks mailed to the addresses of the Persons entitled thereto as such addresses shall appear in the Security Register.
     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place. Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by manual or facsimile signature under its corporate seal or a facsimile thereof.

Dated: April 2, 2007	BROWN-FORMAN CORPORATION
By:
Authorized Officer

[seal]
Attest:
_________________________________

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TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Authorized Officer

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REVERSE OF NOTE
BROWN-FORMAN CORPORATION
FLOATING RATE NOTE DUE 2010
     This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of April 2, 2007 (herein called the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee, and the Holders of the Securities, the terms upon which the Securities are, and are to be, authenticated and delivered, and the definition of capitalized terms used herein and not otherwise defined herein. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may be denominated in different currencies, may mature at different times, may bear interest (if any) at different rates (which rates may be fixed or variable), may be subject to different redemption provisions (if any), may be subject to different sinking, purchase, or analogous funds (if any), may be subject to different covenants and Events of Default, and may otherwise vary as provided in the Indenture. This Note is one of a series of Securities of the Company designated as set forth on the face hereof (herein called the “Notes”), initially limited in aggregate principal amount to $150,000,000.
     The Company will pay interest quarterly on each Interest Payment Date, or if any such day is not a Business Day, on the next succeeding Business Day; provided that, if the next succeeding Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the next preceding Business Day. The period beginning on, and including, April 2, 2007 and ending on, but excluding, the next Interest Payment Date thereafter, and each successive three-month period beginning on, and including, an Interest Payment Date and ending on, but excluding, the next succeeding Interest Payment Date is herein called an “Interest Period.”
     The rate of interest payable from time to time in respect of the Notes (the “Rate of Interest”) shall be a floating rate of LIBOR plus 0.10% subject to adjustment once for each Interest Period and determined by reference to LIBOR, determined as described below. All percentages resulting from any calculation of the Rate of Interest on the Notes shall be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on the Notes shall be rounded to the nearest cent (with one-half cent being rounded upward).
     The Rate of Interest in effect on each day that is not an Interest Reset Date (as defined below) shall be the Rate of Interest determined as of the Interest Determination Date (as defined below) in respect of the next preceding Interest Reset Date. The Rate of Interest in effect on each day that is an Interest Reset Date shall be the Rate of Interest determined as of the Interest Determination Date in respect of such Interest Reset Date.
     The Calculation Agent shall reset the Rate of Interest on each Interest Payment Date and on April 2, 2007 (each, an “Interest Reset Date”). On the second London Business Day (or, for purposes of the third sentence of the next paragraph, the Business Day) next preceding each Interest Reset Date (each, an “Interest Determination Date”), the Trustee, or its successor in this capacity (the “Calculation Agent”), shall calculate the Rate of Interest for the following Interest Period as, subject to the provisions described below, the rate per annum equal to the rate for deposits in United States dollars having a maturity of three months commencing on the first day of each such Interest Period that appears on the Reuters Page (as defined below) as of 11:00 a.m., London time, on such Interest Determination Date. “London Business Day” means any day on which dealings in United States dollars are transacted in the London interbank market.
     If no such rate appears on the Reuters Page as specified in the preceding paragraph, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent (after consultation with the Company), to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the first day of the applicable Interest Period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in United States dollars in that market at that time. If at least two quotations are provided, then LIBOR on such Interest Determination Date shall be the arithmetic mean of such quotations. If fewer than two quotations are provided, then LIBOR on such Interest Determination Date shall be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in The City of New York, on the Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent (after consultation with the Company) for loans in United States dollars to leading

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European banks, having a three-month maturity and in a principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in that market at that time. If, however, the banks selected by the Calculation Agent are not providing quotations in the manner described by the previous sentence, LIBOR determined as of such Interest Determination Date shall be LIBOR in effect on such Interest Determination Date.
     “Reuters Page” means the display page designated as “Page LIBOR01” on Reuters 3000 Xtra, or any successor service or services as may be nominated by the British Bankers’ Association, for the purpose of displaying the London interbank rates of major banks for United States dollars.
     On each Interest Determination Date, the Calculation Agent shall determine the Rate of Interest and calculate the amount of interest payable in respect of the following Interest Period (the “Interest Amount”). The Interest Amount shall be calculated by applying the Rate of Interest to the principal amount of each Note outstanding at the commencement of the Interest Period, multiplying each such amount by the actual number of days in the Interest Period concerned (which actual number of days shall include the first day but exclude the last day of such Interest Period) divided by 360 and rounding the resultant figure to the nearest cent (half a cent being rounded upwards). The determination of the Rate of Interest and the Interest Amount by the Calculation Agent shall (in the absence of manifest error) be final and binding on all parties.
     Notwithstanding anything herein to the contrary, the Rate of Interest shall in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.
     So long as any of the Notes remain outstanding, the Company shall maintain under appointment a Calculation Agent, which shall initially be the Trustee, for the purpose of the Notes. If the Trustee shall be unable or unwilling to continue to act as Calculation Agent or if the Calculation Agent fails to calculate properly the Rate of Interest for any Interest Period, the Company shall appoint another leading commercial or investment bank engaged in the London interbank market to act as the Calculation Agent. The Company may change the Calculation Agent without notice. The Calculation Agent may not resign in its duties, and the Company may not change the Calculation Agent, without a successor Calculation Agent having been appointed that meets the requirements of this paragraph.

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     All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions hereof relating to the payment and calculation of interest on the Notes, whether by the reference banks referred to above (or any of them) or the Calculation Agent, shall (in the absence of manifest error) be binding on the Company, the Calculation Agent and all of the Holders and owners of beneficial interests in these Notes, and no liability shall (in the absence of manifest error) attach to the Calculation Agent in connection with the exercise or non-exercise by it or its powers, duties and discretions.
     The Notes may not be redeemed by the Company prior to maturity.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected by such amendment or modification. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
     The Indenture contains provisions setting forth certain conditions to the institution of proceedings by Holders of Securities with respect to the Indenture or for any remedy under the Indenture.
     If an Event of Default with respect to the Notes shall occur and be continuing, the principal amount hereof may be declared due and payable or may be otherwise accelerated in the manner and with the effect provided in the Indenture.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and

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unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any Place of Payment duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Notes are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in addition thereto. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration or transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to the presentment of this Note for registration of transfer, the Company, the Trustee, and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.
     All terms used in this Note which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

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     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]
[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]
the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

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     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R-1	CUSIP No. 115637AH3
BROWN-FORMAN CORPORATION
5.20% NOTE DUE 2012
     BROWN-FORMAN CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $250,000,000 (TWO HUNDRED FIFTY MILLION DOLLARS) on April 1, 2012, and to pay interest on said principal sum semi-annually on April 1 and October 1 of each year, commencing, October 1, 2007, at the rate of 5.20% per annum from April 2, 2007, or from the most recent date in respect of which interest has been paid or duly provided for, until payment of the principal sum has been made or duly provided for. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such Interest Payment Date, which shall be the fifteenth day (whether or not a New York Business Day) next preceding such Interest Payment Date. Any such interest that is payable but is not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not earlier than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon such notice as may be required by such exchange, if such manner of payment shall be deemed practical by the Trustee, all as more fully provided in the Indenture.
     Payment of the principal of and interest on this Note will be made at the Place of Payment in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts; provided, however, that payments of interest may be made at the option of the Company by checks mailed to the addresses of the Persons entitled thereto as such addresses shall appear in the Security Register.
     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place. Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by manual or facsimile signature under its corporate seal or a facsimile thereof.

Dated: April 2, 2007	BROWN-FORMAN CORPORATION
By:
Authorized Officer

[seal]
Attest:
_____________________________

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Authorized Officer

REVERSE OF NOTE
BROWN-FORMAN CORPORATION
5.20% NOTE DUE 2012
     This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of April 2, 2007 (herein called the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee, and the Holders of the Securities, the terms upon which the Securities are, and are to be, authenticated and delivered, and the definition of capitalized terms used herein and not otherwise defined herein. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may be denominated in different currencies, may mature at different times, may bear interest (if any) at different rates (which rates may be fixed or variable), may be subject to different redemption provisions (if any), may be subject to different sinking, purchase, or analogous funds (if any), may be subject to different covenants and Events of Default, and may otherwise vary as provided in the Indenture. This Note is one of a series of Securities of the Company designated as set forth on the face hereof (herein called the “Notes”), initially limited in aggregate principal amount to $250,000,000.
     The Notes may be redeemed at the Company’s option, upon notice as set forth in the Indenture, in whole at any time or in part from time to time, at a redemption price equal to (A) the greater of (i) 100% of the principal amount of the Notes to be redeemed on the redemption date or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed on that redemption date (not including any portion of any payment of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 15 basis points, as determined by the Reference Treasury Dealer, plus (B) in each case, accrued and unpaid interest on the Notes to the redemption date; provided that if the date fixed for redemption is a date on or after the Record Date and on or before the next following Interest Payment Date, then the interest payable on such date shall be paid to the

Holder of record on the relevant Record Date.
     “Comparable Treasury Issue” means the U.S. Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.
     “Comparable Treasury Price” means, with respect to any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
     “Independent Investment Banker” means one of the Reference Treasury Dealers selected by the Company.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.
     “Reference Treasury Dealers” means each of (a) Banc of America Securities, LLC, (b) J.P. Morgan Securities Inc., (c) Citigroup Global Markets Inc. and (d) one additional primary dealer of U.S. government securities in New York City that the Company appoints to act as a Reference Treasury Dealer from time to time, in each case and their respective successors; provided, however, that if any of the foregoing ceases to be a primary dealer of U.S. government securities in New York City, the Company shall substitute another primary dealer of U.S. government securities.
     “Treasury Rate” means, with respect to any redemption date: (a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the date fixed as a redemption date.
     In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof will be issued in the name of the Holder hereof upon cancellation hereof.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected by such amendment or modification. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
     The Indenture contains provisions setting forth certain conditions to the institution of proceedings by Holders of Securities with respect to the Indenture or for any remedy under the Indenture.
     If an Event of Default with respect to the Notes shall occur and be continuing, the principal amount hereof may be declared due and payable or may be otherwise accelerated in the manner and with the effect provided in the Indenture.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any Place of Payment duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Notes are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in addition thereto. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration or transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to the presentment of this Note for registration of transfer, the Company, the Trustee, and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.
     All terms used in this Note which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]
[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]
the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

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